UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2012

Energy Services of America Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32998 (Commission File Number)	20-4606266 (I.R.S. Employer Identification No.)

100 Industrial Lane, Huntington, West Virginia                                                                                                                                25702-9694
(Address of Principal Executive Offices)                                                                                                                                            (Zip Code)

Registrant’s telephone number, including area code:                                                                                     (304) 399-6315

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 4, 2012, Energy Services of America Corporation (the “Company”) received notice from the NYSE MKT LLC (“NYSE”) that the Company was not in compliance with one of the NYSE’s continuing listing standards as set forth at Part 10 of the NYSE Market Rules company guide, specifically Section 1003(a)(iv) of the NYSE Market Rules company guide since the Company has sustained losses which, in the opinion of the NYSE are so substantial in relation to the Company’s overall operations or the Company’s existing financial resources, or the Company’s financial condition has become so impaired that it appears questionable in the opinion of the NYSE, as to whether the Company will be able to continue its operations and/or meet its obligations.  The NYSE has asked that the Company submit a plan indicating how it will become compliant with Section 1003(a)(iv).

The Company and its board of directors’ is currently evaluating the statements made in the NYSE notice, the scope that any plan of compliance would take, as well as the alternatives that may be available to the Company.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of businesses acquired.
Not Applicable.
(b)	Pro forma financial information.
Not Applicable.
(c)	Shell Company Transactions.
Not Applicable.
(d)	Exhibits.
The following Exhibit is attached as part of this report:
99.1 Press Release dated October 9, 2012.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENERGY SERVICES OF AMERICA CORPORATION

DATE: October 9, 2012	By: /s/ General Harley Mooney
General Harley Mooney
President and
Chief Executive Officer